Prime Sun Power Inc.

Financing Agreement

This Financing Agreement is hereby made by and between Prime Sun Power Inc. (“Company") and the subscriber set forth on the signature page hereto ("Subscriber"), dated as of the date set forth on the signature page hereto (this “Agreement”).

WITNESSETH:

WHEREAS, Subscriber desires to obtain Company’s right, title, and interest, in and to twenty percent (20%) of net profits rights of the sales of Prime Sun Power Italia S.r.l. in Italy with the assets which are composed of one hundred megawatt (100 Mwp) solar photovoltaic (“PV”) power plants (the “Net Profit Rights”) to an institutional investor, upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, The Company’s purpose is to serve as a utility company developing, building and operating PV power plants in Italy as to which 100 Mwp licensed capacity will be sold;

WHEREAS, the Company desires to accept special purpose financing offered by the Subscriber (the “Financing”), whereby a condition of such Financing is the participation of Subscriber in the Net Profit Rights described herein;

WHEREAS, in consideration of the Financing offered by Subscriber to the Company, the Company desires to convey to Subscriber Net Profit Rights, consisting of 20% of the Net Profit Rights of the sale of Prime Sun Power Italia S.r.l., in Italy that will be determined according to the market standard accounting rules and the balance sheet of the Company, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the agreements herein contained, and other good and valuable consideration the sufficiency of which are hereby acknowledged as adequate in all respects, the parties hereto agree as follows:

1.
Conveyance: Subscriber has hereby transferred the amount of €290,000.00 (Two Hundred and Ninety Thousand Euros) and will transfer €180,000.00 (One Hundred Eighty Thousand Euros) immediately following execution hereby for a total of €470,000.00 (Four Hundred Thousand and Seventy Thousand Euros) (“Purchase Price”) as consideration for the Company hereby conveying to Subscriber the Net Profit Rights to Prime Sun Power Italia S.r.l.  Upon receipt of the full Purchase Price, all of the Net Profit Rights shall be assigned to the Subscriber (the “Closing”).

2.
Reinvestment. The Subscriber formally agrees to reinvest at least fifty percent (50%) of the proceeds of the Net Profits Rights into one or both of the following as determined by the Subscriber: (a) new projects of Prime Sun Power Inc. or (b) shares of Prime Sun Power Inc., in each case at the purchase price as mutually agreed by the parties.  Determination of the reinvestment and precise amount will be decided by both parties before releasing the proceeds of the Net Profit Rights to the Subscriber, provided, however not less than twenty percent (20%) of the proceeds from the Net Profits Rights shall be delivered to the Subscriber not later than ten (10) business days following the closing of each and every transaction by the Company pertaining to the Net Profits Rights.

Prime Sun Power Inc. – Financing Agreement

3.	Subscriber Representations and Warranties.

The Subscriber acknowledges that the offering and sale of the Net Profit Rights is intended to be exempt from registration under the securities laws of the United States and all other applicable jurisdictions and hereby acknowledges, represents and warrants to all of the following:

a.
The Subscriber represents and warrants that it is an individual, or a legal entity regulated under the laws of the jurisdiction set forth on the signature page hereto and the Subscribe is not  “U.S. Person” as such term is defined in Rule 902(k) of Regulations S promulgated under the Securities Act of 1933, as amended.  The Subscriber acknowledges and agrees that it is acquiring the Net Profit Rights solely for its own account for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part; and no other person has a direct beneficial interest in such Net Profit Rights thereof or any portion thereof.  The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Net Profit Rights for which the Subscriber is subscribing or any part of the Net Profit Rights.  The Subscriber does not control, nor is the Investor controlled by or under common control with, any other Subscriber or investor in the Company.  No person or persons other than Subscriber has a beneficial interest subscribed hereunder.  The Subscriber acknowledges and agrees that the Net Profit Rights do not constitute an equity investment in the Company and such rights are not publicly tradable and will not become publicly tradable and may not be assigned by Subscriber except in compliance with this Agreement.

b.
The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

c.
The Subscriber is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of its investment in the Net Profit Rights.  The Subscriber further understands that the Company is in inception stage of development and has no Net Profit generating operations; the Company currently has no agreements or arrangements with any persons in connection therewith.

d.
The Subscriber is aware that no federal or state governmental agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Net Profit Rights or the Company, or (iii) guaranteed or insured any investment in the Net Profit Rights or any investment pertaining to the Company

e.
The Subscriber acknowledges its understanding that the offering and sale of the Net Profit Rights is intended to be exempt from registration under the securities laws of the United States and all other jurisdictions, and furthermore acknowledges, represents and warrants to all of the following: (i) The Subscriber acknowledges that the basis for the exemption from registration of the Net Profit Rights may not be present if, notwithstanding such representations, the Subscriber is merely acquiring the Net Profit Rights for a short term fixed or short determinable period in the future for less than one year, or for a market rise, or for sale if the market does not rise, provided, however, the Subscriber reserves the right to make decisions regarding disposition of the Net Profit Rights at its own discretion; (ii) The Subscriber has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company; (iii) The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Net Profit Rights, and the represents it has not been organized for the purpose of acquiring the Net Profit Rights; (iv) The Subscriber has been provided an opportunity for a reasonable period of time prior to the date of signature by the Subscriber of this Agreement to obtain additional information concerning the offering of the Net Profit Rights, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

Prime Sun Power Inc. – Financing Agreement

f.
The Subscriber is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The Subscriber has relied solely on its own respective advisors in making an investment determination.  The Subscriber has received all documents, records, books and other information pertaining to the Subscriber’s investment in the Company that have been requested by the Subscriber and the Company has answered all questions of the Subscriber consistent with the information presented in the Offering Memorandum.

g.
No representations or warranties have been made to the Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Net Profit Rights the Subscriber is not relying upon any representations other than those contained herein.  The Subscriber has been furnished, has carefully read, and has relied solely upon the information provided by the Company.

h.
The Subscriber will not offer to sell or sell the Net Profit Rights in any jurisdiction unless the Subscriber obtains all applicable required legal consents and regulatory approvals, including consent of the Company which will not be unreasonably withheld.

i.
The Subscriber understands that the prices of the Net Profit Rights bears no relation to the assets, book value or net worth of the Company and were determined arbitrarily by the Company. The Subscriber understands that an investment in the Net Profit Rights is a speculative investment which involves a high degree of risk and the potential loss of investment. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and an investment in the Net Profit Rights will not cause such overall commitment to become excessive.

j.
The Subscriber represents and warrants to the Company that the consideration tendered by the Subscriber to the Company are not and will not be directly or indirectly derived from activities that may contravene federal, state and international laws and regulations, including anti-money laundering laws;[1] and the OFAC prohibits, among other things, the engagement in transactions with, and the provisions of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website.  The Subscriber hereby represents and warrants, to the best of its knowledge, that none of the Subscriber, any person controlling, controlled by, or under common control with, the Subscriber, any person having a beneficial interest in the Subscriber, or any person for whom the Subscriber is acting as agent or nominee in connection with this investment is: a country, territory, individual or entity named on an OFAC list, or is an individual or entity that resides or has a place of business in a country or territory named on such lists,  a senior foreign political figure[2], or any immediate family member[3] or close associate[4] of a senior foreign political figure within the meaning of the U.S. Department of Treasury’s Guidance on Enhanced Scrutiny for Transactions That May Involve the Proceeds of Foreign Official Corruption[5] and as referenced in the USA Patriot Act of 2001;[6] or a "foreign shell bank"[7] and does not transact business with a "foreign shell bank." The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations.  The Subscriber understands that, by law, the Company may be obligated to "freeze the account" of such Subscriber, either by prohibiting additional amounts, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber understands that the Company may not accept any contributed amounts from the Subscriber if the Subscriber cannot make the representation set forth above and the Company may return any amounts to Subscriber if the information provided to the Company is incomplete or is deemed suspicious.  The Subscriber represents and warrants that the acceptance of this Agreement together with the appropriate remittance will not breach any applicable anti-money laundering rules and regulations.  The Subscriber undertakes to provide verification of its identity reasonably satisfactory (on a confidential basis), to the Company and/or any entity acting on the Company’s behalf in respect of the acceptance of this Agreement, promptly on request.

1 See, U.S. Treasury Department’s Office of Foreign Assets Control ("OFAC") website at http://www.treas.gov/ofac.
2 A “senior foreign political figure” is defined as a current or former official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.
5 Please see http://www.federalreserve.gov/boarddocs/srletters/2001/sr0103a1.pdf for a more extensive discussion of the referenced terms and definitions.
6 The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. I. No. 107-56 (2001).
7 A “foreign shell bank” is a foreign bank that does not have a physical presence in any country.

Prime Sun Power Inc. – Financing Agreement

4.
Development Stage.  Except as provided herein, Company does not give or make any representations or warranties to Subscriber in connection with the Net Profit Rights. The Net Profit Rights are hereby purchased and conveyed “as is,” “where is,” and Company makes no representations or warranties of any nature whatsoever with respect to the Net Profit Rights, including no representation or warranty as to whether or not any subject matter underlying the Net Profit Rights meets applicable electrical, machine guarding and/or other environmental, health and safety regulations, parameters or operational conditions.  Subscriber acknowledges and agrees that Subscriber is not relying on any additional representations or warranties of any kind whatsoever, express, oral, statutory or implied. No implied statutory warranty of merchantability or fitness for a particular purpose applies hereby.

5.
Obligations: Any tax obligation or liability that may accrue in connection with the Net Profit Rights or payment of the Purchase Price or otherwise in connection with this transaction, or in any way arising in connection with the Net Profit Rights, including without limitation, any and all Value Added Tax, shall be at the sole account and charge of Subscriber.

6.
Modification.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

7.
Successors and Assigns.  This Agreement and the Net Profits Rights are not transferable or assignable by the Subscriber without the written consent of the Company which shall not be unreasonably withheld, subject to compliance with all laws, rules and applicable regulations.  The provisions of this Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns.  The rights of the Company under this Agreement may be assigned by the Company without consent of the Subscriber provided that all obligations of performance on the part of the Company shall otherwise remain subject to performance by the Company.

Prime Sun Power Inc. – Financing Agreement

8.
Determinations.  Subscriber has had ample opportunity to engage counsel or third party experts to independently assess and conduct due diligence of all terms, conditions, status of underlying materials, equipment, land options, third party agreements and all required governmental approvals underlying the Net Profit Rights, and Subscriber has independently determined to proceed with this Agreement.

9.
Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the Rules of International Commercial Dispute Resolution of the American Arbitration Association (“ICDR”).  The place of arbitration shall be New York.  The Arbitration shall be conducted in English by a single arbitrator appointed in accordance with the ICDR rules.  Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction.  The arbitrator shall have no power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property.

10.
Construction.  For purposes of this Agreement, a “business day” is each day on which banks are open for business in New York City, New York.  This Agreement will be interpreted as negotiated and agreed upon by both Parties and shall not be construed against either Party as the draftsperson.

11.
Indemnity.  The Subscriber agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective escrow agents, successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction. The Subscriber releases, indemnifies and holds harmless the Company’s attorneys in connection with receipt of the Purchase Price into the attorney trust account as escrow agent and irrevocable transmission of such funds to the Company.

12.
Notices.  Any notice, demand or other communication which any party hereto may be required, or may elect, to give to party hereto shall be sufficiently given if (a) sent by registered or certified mail, return receipt requested, addressed to the receiving party’s address as provided herein, (b) sent by internationally recognized courier with confirmation of delivery or evidence of refusal; or (c) delivered personally at such address.  In the case of the Company, all notices shall be deemed given two business days after mailing to the Subscriber; and in the case of the Subscriber, all notices shall be deemed given to the Company upon written confirmation of receipt by the Company.  The Company may give notice of acceptance of this Agreement by verbal advice, e-mail or fax to any address or phone number provided to the Company by the Subscriber on the Signature page below.

13.
Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof together with that certain Note issued by the Company and dated as of even date herewith, which is hereby incorporated herein by reference thereto, and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. In the event of any conflict between the Note and this Agreement, this Agreement shall control.  No other representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Note has been made or relied upon by either party hereto.

Prime Sun Power Inc. – Financing Agreement

14.	Survival: The covenants, agreements, indemnities, representations and warranties contained in this Agreement shall survive the signing and Closing of this Agreement.

15.
Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Similarly, facsimile copies shall be given the same binding effect as originals.

[Signature Page Follows]

Prime Sun Power Inc. – Financing Agreement

IN WITNESS WHEREOF, the Subscriber has executed this Agreement for the Purchase of the Net Profit Rights:

Purchase Price : **€470,000.00 (Four Hundred Seventy Thousand Euros)**

SUBSCRIBER:

Print Full Legal Name:	CRG Finance AG
Address:	23, Bahnhofstrasse – CH-6300 Zug

Purchaser: CRG Finance AG

By	(Signature): /s/ Sergei Stetsenko
	Print Name:	Sergei Stetsenko
	Title:	President and CEO

The Company hereby accepts the above application for subscription for the Net Profit Rights set forth above as of this 2nd day of March, 2010:

Prime Sun Power Inc.

By:	/s/ Oliver de Vergnies
Name: Olivier de Vergnies
Title: Chief Executive Officer

Prime Sun Power Inc. – Financing Agreement

Wiring Instructions

For Payment of the Purchase Price of the Net Profit Rights:
The following are the wire instructions for the account into which the payment of the Purchase Price for the Net Profit Rights subscribed should be wired upon acceptance of the Agreement by the Company.

Prime Sun Power S.r.l. Italia
Unicredit Banca SPA
Agenzia 08060 Torino Politecnico
C/O Politecnico Via D'Ovidio, 6 Torino 10129, Italy
Account Number: 000100826846
IBAN: IT68Y0200801160000100826846
BIC: UNCRITB1AG0

FOR PROPER CREDIT, PLEASE MAKE SURE THAT THE WIRE TRANSFER INFORMATION CLEARLY INCLUDES THE NAME OF THE SUBSCRIBER OF RECORD.  PLEASE RETAIN A COPY OF ALL WIRE TRANSFERS INSTRUCTIONS AND CONFIRMATIONS.